EXHIBIT 4.1



                              THOR INDUSTRIES, INC.

                              RESTRICTED STOCK PLAN

          1. Purpose.  This Thor  Industries,  Inc.  Restricted  Stock Plan (the
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"Plan") is  intended  to advance  the  interests  of Thor  Industries,  Inc.,  a
Delaware corporation (the "Company"), its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

          2.  Definitions.  For purposes of the Plan the  following  terms shall
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have the indicated meanings unless the context clearly indicates otherwise:

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee designated in Section 3 below to administer the Plan.

"Common Stock" means the Company's Common Stock, par value $.01 per share.

"Disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Company's Long-Term Disability Plan, as amended from time to time.

"Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

"Grant" means a grant of Shares, whether or not restricted, pursuant to a written instrument that awards Shares to a Participant pursuant to the Plan. Grants may be awarded as a bonus, in lieu of a cash bonus or through surrender or exchange of the right to receive cash compensation, all in the discretion of the Committee.

"Grant Agreement" means a written instrument relating to the Grant of Shares to a Participant pursuant to the Plan.

"Non-Employee Director" means a "non-employee director" as that term is used in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

"Participants" means the employees and officers of the Company and its Subsidiaries, including directors of the Company who are also employees of the Company.


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"Plan" means this Thor Industries, Inc. Restricted Stock Plan.

"Retirement" means retirement (i) at age 65, or (ii) with the consent of the Committee.

"Shares" mean shares of Common Stock which are granted to a Participant pursuant to a Grant under the Plan.

"Standard Restrictions" means those restrictions set forth in Section 8(b) hereof.

"Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          3.  Administration  of the Plan. The Plan shall be  administered  by a
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committee  (the  "Committee")  composed  of not  less  than  two  persons.  Only
Non-Employee Directors shall be eligible to serve as members of the Committee. Unless and until the Board appoints a different committee, the Committee shall be the Compensation Committee of the Board. The Committee shall report all action taken by it to the Board which shall review and ratify or approve those actions which are required by law to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants to whom, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

          4. Number of Shares  Subject to the Plan.  The total  number of Shares
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available for Grants under the Plan may not exceed 100,000 subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof. The Board may, from time to time, increase the number of Shares available for grant under the Plan. The Shares to be delivered under the Grants shall consist of authorized but not issued shares or Treasury shares of Common Stock not reserved for any other purpose. Subject to adjustment, no more than 100,000 shares may be granted in any one calendar year.

          5. Lapsed Grants. If a Grant, or any portion thereof, is forfeited for
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any reason,  any Shares  forfeited  shall be available again for the making of a later Grant hereunder.

          6.  Adjustment  in  Capitalization.  In the event of any change in the
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outstanding shares of Common Stock that occurs after approval of the Plan by the stockholders  of the  Company  by  reason  of a  stock  dividend,  stock  split,
reorganization,   reclassification,   recapitalization,  merger,  consolidation,
combination, acquisition, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or



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transferred  pursuant to the Plan and the provisions,  terms,  and conditions of each outstanding Grant affected thereby, may be adjusted appropriately by the Committee, whose determination shall be conclusive.

          7. Eligibility and Participation. Grantees of Grants shall be selected
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by the Committee from among those  Participants who are recommended by the Chief
Executive Officer of the Company and who, in the opinion of the Committee, are officers, employees or inside directors in a position to contribute to the Company's continued growth and development and to its long-term success.

          8. Grants of Restricted Stock.
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             (a) Grant of Restricted Stock. Subject to the provisions of Section
7, the Committee, at any time and from time to time, may make Grants to such Participants and in such amounts as it shall determine. Each Grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective.

             (b) Standard Restrictions. In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in a Grant, the following restrictions in this Section 8(b) (the "Standard Restrictions") shall apply to Grants made by the Committee for a period of no greater than 10 years from the date of the Grant as set forth by the Committee in the underlying written agreement:

                    (i) No shares granted pursuant to a Grant may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such Shares are vested.

                    (ii) Shares granted pursuant to a Grant are 0% vested at the time the Grant is made and shall be 100% vested on the date specified by the Committee in the underlying written agreement.

                    (iii) A Participant shall forfeit all Shares not previously vested, if any, at such time as the Participant is no longer employed by the Company due to the termination of the Participant's employment with the Company or any Subsidiary for Cause (defined as (i) a Participant's willful and continued failure to substantially perform his/her duties with the Company in his/her established position, provided such Participant has been given at least fifteen days' prior written notice of such failure and such failure is continuing or recurs following the end of such fifteen day period; (ii) willful conduct that is foreseeably and significantly injurious to the Company or any of its Subsidiaries, monetarily or otherwise; or (iii) conviction for, or plea of guilty or no contest to, a felony or a crime involving moral turpitude) or due to the voluntary termination by the Participant of the Participant's employment by the Company or any Subsidiary. All forfeited Shares in the possession of the Participant shall be returned to the Company. Notwithstanding any other provision of this Section 8(b) to the contrary, a Participant who has not previously forfeited any nonvested Shares that are granted



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          pursuant to a Grant  shall  automatically  vest in any such  nonvested
          Shares upon the earliest of (x) the termination by the Company of the Participant's employment with the Company and all Subsidiaries other than for Cause and (y) the Participant's death, Disability or Retirement.

                    (c) Other Restrictions. Notwithstanding the Standard Restrictions of Section 8(b) above, the Committee may impose such other or different restrictions on any Shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, resale restrictions and federal or state securities laws, and may legend the certificates representing restricted Shares to give appropriate notice of such restrictions. Any such other or different restrictions shall be specifically set forth in the Grant Agreement. In the event of any inconsistency between the terms of any written employment contract between the Company or any Subsidiary and a Participant and the provisions of Section 8(b)(iii) relating to a voluntary termination by the Participant of the Participant's employment with the Company and its Subsidiaries, the terms of such written employment contract shall prevail.

                    (d) Holding of Restricted Shares. Certificates representing Shares granted that are subject to restrictions shall be held by the Company or, if the Committee so specifies, deposited with a third-party custodian or trustee until lapse of all restrictions on the Shares. After such lapse, certificates for such Shares (or the vested percentage of such Shares) shall be issued by the Company to the Participant who received the Grant of such Shares; provided, however, that the Company need not issue fractional Shares.

                    (e) Rights in Restricted Shares. During any applicable period of restriction, a Participant who has been granted Shares hereunder shall be the record owner thereof and shall be entitled to vote such Shares and receive all dividends and other distributions paid with respect to such Shares while they are so restricted. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the Shares with respect to which they were issued. Moreover, the Committee may provide in each Grant such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for restricted Shares.

                    (f) Conflicting Provisions. In case of any conflict between the provisions of this Plan and the provisions of a Grant, the provisions of this Plan shall control.

          9.  Conditions to Grants.  The making of any Grant and the issuance of
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any Shares to a  Participant  shall be subject to the  condition  that if at any time the Company shall  determine in its  discretion  that the  satisfaction  of
withholding  tax  or  other  withholding  liabilities,   or  that  the  listing,


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registration,  or qualification of any shares  otherwise  deliverable  hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          10.  Amendment,  Suspension and  Termination of Plan. The Board may at
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any time  suspend or terminate  the Plan or any portion  thereof or may amend it from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respect which the Board may deem to be in the best interests of the Company. No Grants may be granted during any suspension or after the termination of the Plan. Except as provided in Section 11 hereof, no amendment, suspension, or termination of the Plan shall, without grantee's consent, alter or impair any of the rights or obligations under any Grant theretofore granted to such grantee under the Plan.

          11. Tax Withholding.  The Committee may, in its sole  discretion,  (a)
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require a  Participant  to remit to the  Company  a cash  amount  sufficient  to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for vested Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of vested Shares, withhold from such Shares that number of full Shares having a fair market value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

          12. Code Section 83(b) Elections.  Each Participant making an election
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pursuant to Section 83(b) of the Code shall,  upon the making of such  election, promptly provide a copy of such election to the Company.

          13. Employment.  Nothing in this Plan shall interfere with or limit in
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any  way  the  right  of  the  Company  or  any   Subsidiary  to  terminate  any
Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No employee of the Company or a Subsidiary shall have the right to receive a Grant, or, having received a Grant, to again receive a Grant.

          14.  Effective  Date of the Plan.  The  effective  date of the Plan is
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September 29, 1997, the date of its adoption by the Board.

          15.  Term.  No Grants may be made under the Plan  after  December  31,
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2007.  The  provisions of the Plan shall,  however,  continue to apply as to any
Grants made prior to such date.

Dated: October 1, 1997




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